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                                                                      EXHIBIT 16


                          [HEIN + ASSOCIATES LLP LOGO]

January 15, 2001


Securities and Exchange Commission
450 Fifth Street N W
Washington, D.C. 20549

      RE:   PANORAMIC CARE SYSTEMS, INC.
            COMMISSION FILE NO. 333-76427

Ladies and Gentlemen:

We have read Item 4 of Panoramic Care Systems, Inc's Form 8-K/A, dated January 4, 2001, and are in agreement with the statements contained in the second and third paragraphs therein as they relate to us.

Very truly yours,

/s/ Hein + Associates LLP
HEIN + ASSOCIATE LLP